EXHIBIT H
[LETTERHEAD OF NAGASHIMA OHNO & TSUNEMATSU]
CERTIFICATE
     We, attorneys-at-law, do hereby certify that attached hereto are true and correct English translations of the following law, order and excerpts from law and that these law, order and excerpts are in full force and effect as of the date hereof:
(a)	Japan Finance Organization for Municipalities Law (Law No. 64 of May 30, 2007), as amended;

(b)	Cabinet Order for Japan Finance Organization for Municipalities Law (Cabinet Order No. 384 of December 21, 2007), as amended; and

(c)	Excerpts from Law Concerning Special Measures with Respect to Acceptance of Foreign Capital from International Bank for Reconstruction and Development, etc. (Law No. 51 of July 4, 1953) (Art. 2, par. 2 and par. 3 of Art 3, par. 1 of Art 5 and par. 2 of Supplementary Provisions), as amended.
     IN WITNESS WHEREOF, we have hereunto set our hand this 27th of October, 2009.

NAGASHIMA OHNO & TSUNEMATSU

/s/ Nagashima Ohno & Tsunematsu

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(TRANSLATION)
Japan Finance Organization for Municipalities Law
(Law No. 64 of May 30, 2007)
AMENDMENTS
     March 31, 2009 Law No. 10
CONTENTS

Chapter I	General Provisions (Articles 1-7)
Chapter II	Incorporation (Articles 8-13)
Chapter III	Representative Board (Articles 14-16)
Chapter IV	Officers and Employees (Articles 17-27)
Chapter V	Business (Articles 28-32)
Chapter VI	Finance and Accounts (Articles 33-49)
Chapter VII	Miscellaneous Provisions (Articles 50-52)
Chapter VIII	Penal Provisions (Articles 53-55)
Supplementary Provisions
Chapter I General Provisions
(Objectives)
Article 1
The objective of the Japan Finance Organization for Municipalities is to contribute to the sound operation of local government financing and to contribute to the improvement of the welfare of local residents by providing long term funding at low interest rates to local governments for their Local Debt, and also by supporting funding by local governments from the capital market, in order to efficiently and effectively complement funding by local governments from the capital market.
(Legal personality and address)
Article 2
1.	Japan Finance Organization for Municipalities (hereinafter referred to as the

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“Organization”) shall be a juridical person.

2.	The address of the Organization shall be deemed to be the location of its principal office.
(Number)
Article 3
The number of the Organization to be incorporated shall be limited to one.
(Capital)
Article 4
1.	The Organization’s capital at the time of incorporation shall be the sum of the capital contributions to be made by local governments.

2.	The Organization may increase the amount of its capital when it is necessary.

3.	No person other than a local government may make a capital contribution to the Organization.
(Articles of Incorporation)
Article 5
1.	The Organization shall set forth the following matters in its Articles of Incorporation:
(1)	Object;

(2)	Name;

(3)	Location of office;

(4)	Matters related to the capital amount, capital contribution, and assets;

(5)	The fixed number and the term of office of the members of the Representative Board, and the method of adopting resolutions and other matters regarding the Representative Board;

(6)	The fixed number and the term of office of the officers, and division of duties and other matters regarding the officers;

(7)	Matters regarding the operation and its performance;

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(8)	The fixed number of the members of the Supervisory Committee and other matters regarding the Supervisory Committee;

(9)	Matters regarding the finance and the accounts;

(10)	Matters regarding amendments to the Articles of Incorporation;

(11)	Methods of public notification and public announcement; and

(12)	Matters regarding the allocation of the cost provided for in Paragraph 1 of Article 52.
2.	Amendment to the Articles of Incorporation of the Organization does not take its effect unless it is approved by the Minister for Internal Affairs and Communications.
(Registration)
Article 6
1.	The Organization shall be registered as provided for in the Cabinet Order.

2.	The matters to be registered in accordance with the provision of the immediately preceding paragraph cannot be claimed against a third party before registration.
(Name)
Article 7
1.	The Organization shall use the term “Japan Finance Organization for Municipalities” as its name.

2.	No one other than the Organization may use the term “Japan Finance Organization for Municipalities” as its name.
Chapter II Incorporation
(Founders)
Article 8
1.	The incorporation of the Organization requires six or more founders who are comprised of the governor of a prefecture (To-do-fu-ken), the chairperson of an assembly of a prefecture (To-do-fu-ken), the mayor of a city, the chairperson of an

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assembly of a city, the head of a town or a village, and the chairperson of an assembly of a town or a village, each recommended by their respective National Associations (the National Associations provided for in Paragraph 1 of Article 263-3 of the Local Autonomy Law (Law No. 67 of 1947) which have been filed pursuant to the provisions of said paragraph; the same shall apply hereinafter) of the governors of prefectures (To-do-fu-ken), the chairpersons of assemblies of prefectures (To-do-fu-ken), the mayors of cities, the chairpersons of assemblies of cities, the heads of towns and villages, and the chairpersons of assemblies of towns and villages.

2.	The founders shall prepare the Articles of Incorporation and the business plan, and ask local governments to make capital contributions to the Organization.

3.	The matters to be specified in the business plan referred to in the immediately preceding paragraph shall be provided for by the Ordinance of the Ministry of Internal Affairs and Communications.
(Approval of incorporation, etc.)
Article 9
When the offering pursuant to the provisions of Paragraph 2 of the immediately preceding article is finished, the founders shall submit the Articles of Incorporation and the business plan to the Minister for Internal Affairs and Communications, and apply for the approval of the incorporation.
Article 10
1.	When the application for the approval pursuant to the provisions of the immediately preceding article is made, the Minister for Internal Affairs and Communications shall grant the approval for the incorporation if he or she determines that the application satisfies the following requirements:
(1)	The procedure for the incorporation, and the matters provided for in the Articles of Incorporation and the business plan are in compliance with the provisions of the laws and regulations; and

(2)	The operations set forth in each item of Paragraph 1 of Article 28 are expected to be performed without fail.

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2.	The provisions of the immediately preceding paragraph shall be applied mutatis mutandis to the approval of the amendment to the Articles of Incorporation provided for in Paragraph 2 of Article 5.
(Nomination, etc. of person who shall become the President and Chief Executive Officer)
Article 11
1.	The founders shall nominate a person who shall become the President and Chief Executive Officer of the Organization.

2.	The person who has been nominated to become the President and Chief Executive Officer of the Organization pursuant to the provisions of the immediately preceding paragraph shall become the President and Chief Executive Officer of the Organization when the Organization is incorporated, and his or her term of office shall last until the President and Chief Executive Officer is appointed at the meeting of the Representative Board held for the first time following the incorporation of the Organization.
(Handing over affairs)
Article 12
1.	In the event the approval under Paragraph 1 of Article 10 has been granted, the founders shall hand over their affairs without delay to the person who shall become the President and Chief Executive Officer of the Organization.

2.	When the affairs have been handed over pursuant to the provisions of the immediately preceding paragraph, the person who shall become the President and Chief Executive Officer of the Organization shall request without delay the local governments which have accepted the offer to make capital contributions to pay in the contribution money.
(Registration of incorporation)
Article 13
1.	When the contribution money has been paid pursuant to the provisions of Paragraph 2 of the immediately preceding article, the person who shall become the President and Chief Executive Officer of the Organization shall register the incorporation without

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delay as prescribed by the Cabinet Order.

2.	The Organization shall be formed by the registration of the incorporation.
Chapter III Representative Board
(Establishment and organization of Representative Board)
Article 14
1.	Representative Board shall be established in the Organization.
2.	The Representative Board shall be comprised of the members stipulated in Item (1) below and the members stipulated in Item (2) below, equal in number to each other.
(1)	The persons appointed among the governors of prefectures (To-do-fu-ken), the mayors of cities, and the heads of towns and villages by the respective National Associations of the governors of prefectures (To-do-fu-ken), the mayors of cities, and the heads of villages and towns.

(2)	The persons — other than the governors of prefectures (To-do-fu-ken), the mayors of cities, or the heads of towns or villages — who are appointed, among the persons deemed to possess a high discernment regarding the local administrations and finances, economics, finance, law or accounting, by the National Associations of the governors of prefectures (To-do-fu-ken), the mayors of cities, and the heads of villages and towns, respectively or jointly.
3.	The fixed number of the members of the Representative Board, which shall be at least 6 and no more than 12, shall be stipulated in the Articles of Incorporation.

4.	The term of office of the members of the Representative Board, which shall be no longer than 3 years, shall be stipulated in the Articles of Incorporation; provided, however, that the term of office of the member appointed to fill a vacancy of the position of a member shall be the remainder of the term of office of the his or her predecessor.

5.	The member may be reappointed.

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6.	The member set forth in Item (1) of Paragraph 2 shall lose the position as such when he or she ceases to be the governor of a prefecture (To-do-fu-ken), the mayor of a city, or the head of a town or a village.
(Authorities of Representative Board)
Article 15
1.	The following matters shall be determined by a resolution of the Representative Board:
(1)	Amendment to the Articles of Incorporation;

(2)	Preparation of or amendment to a Statement of Business Procedures;

(3)	Preparation of or amendment to budgets, business plans, financial plans, and mid-term plans regarding income and expenses;

(4)	Settlement of accounts;

(5)	Compensation and retirement allowance of the officers; and

(6)	Other matters that the Representative Board determined as particularly necessary.
2.	When the Representative Board determines it to be necessary to secure the appropriate management of the Organization’s operations, it may have the President and Chief Executive Officer report on the conditions of the Organization’s operations, and its assets and liabilities.

3.	When the Representative Board determines that an action of an officer or employee has violated, or is likely to violate, this Law, any order under this Law, or the Articles of Incorporation, it may order the President and Chief Executive Officer to take necessary measures to correct the relevant action.
(Chairperson of Representative Board)
Article 16
1.	The Representative Board shall have its chairperson who shall be elected from among the members.
2.	The chairperson shall preside over the affairs of the Representative Board and represent the Representative Board.

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3.	In case the chairperson is prevented from discharging his or her duties or in case the position of the chairperson is vacant, the member who had been designated by the chairperson in advance shall perform the duties of the chairperson.
Chapter IV Officers and Employees
(Officers)
Article 17
The Organization shall have the President and Chief Executive Officer, Deputy Presidents, Senior Executive Directors, and Corporate Auditors as its officers.
(Duties and authorities of officers)
Article 18
1.	The President and Chief Executive Officer shall represent the Organization and preside over its business.

2.	The Deputy President shall represent the Organization, assist the President and Chief Executive Officer in managing the business of the Organization, act on behalf of the President and Chief Executive Officer in case the President and Chief Executive Officer is prevented from discharging his or her duties, and perform the duties of the President and Chief Executive Officer in case the position of the President and Chief Executive Officer is vacant, as stipulated in the Articles of Incorporation.

3.	The Senior Executive Director shall assist the President and Chief Executive Officer and the Deputy Presidents in managing the business of the Organization, act on behalf of the President and Chief Executive Officer and the Deputy Presidents in case the President and Chief Executive Officer and the Deputy President are prevented from discharging their duties, and perform the duties of the President and Chief Executive Officer and the Deputy Presidents in case the position of the President and Chief Executive Officer and the Deputy President is vacant, as stipulated in the Articles of Incorporation.

4.	The Corporate Auditor shall audit the business of the Organization.

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5.	The Corporate Auditor may, if the Corporate Auditor finds it necessary, submit his or her opinion, based on the result of audit, to the Representative Board, the President and Chief Executive Officer, or the Minister for Internal Affairs and Communications.

6.	The President and Chief Executive Officer may attend the meetings of the Representative Board and state his or her opinions.
(Appointment of officers)
Article 19
1.	The President and Chief Executive Officer and the Corporate Auditor shall be appointed by the Representative Board.

2.	The Deputy Presidents and the Senior Executive Directors shall be appointed by the President and Chief Executive Officer with the consent of the Representative Board.

3.	When the Representative Board or the President and Chief Executive Officer has appointed an officer, it shall notify the officer’s name and address to the Minister for Internal Affairs and Communications without delay.
(Term of office of the officers)
Article 20
1.	The term of office of the officers, which shall be no longer than 3 years, shall be stipulated in the Articles of Incorporation; provided, however, that the term of the office of the officer appointed to fill the vacancy shall be the remainder of term of office of his or her predecessor.

2.	The officer may be reappointed.
(Ineligibility of officers)
Article 21
Any person falling under any of the following items may not act as an officer:

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(1)	An employee (excluding a part-time employee) of the national government or a local government; or

(2)	A member of the Representative Board.
(Dismissal of officers)
Article 22
1.	When the officer appointed by the Representative Board or the President and Chief Executive Officer has fallen under either of the items of the immediately preceding article, the Representative Board or the President and Chief Executive Officer, depending on who such officer was appointed by, shall dismiss such officer from office.

2.	When any of the following items become applicable to the officer appointed by the Representative Board or the President and Chief Executive Officer, the Representative Board or the President and Chief Executive Officer, depending on who such officer was appointed by, may dismiss such officer from office.
(1)	When the person has violated this Law, any order under this Law, or the Articles of Incorporation.

(2)	When the person has been found guilty in a criminal proceeding.

(3)	When commencement of a bankruptcy proceeding has been adjudicated against the person.

(4)	When the person has been determined as incapable of performing the duties because of a mental or physical breakdown.
3.	When the President and Chief Executive Officer intends to dismiss the Deputy President or the Senior Executive Director pursuant to the provisions of the immediately preceding paragraph, he or she shall obtain the consent of the Representative Board.
4.	When the Representative Board or the President and Chief Executive Officer has dismissed the officer, he, she or it shall notify the Minister for Internal Affairs and Communications to such effect without delay.
(Prohibition on officer to hold concurrent office)

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Article 23
The officer shall not be an officer of an association whose object is to carry on an economic enterprise nor engage himself or herself in an economic enterprise. Provided, however, that this prohibition does not apply to the case where approval was granted by the Representative Board.
(Liability for damages caused by act of Representatives)
Article 24
The Organization shall be liable for the damage caused to a third party by the President and Chief Executive Officer or the Deputy President in performing his or her duties.
(Limitation on power of representation)
Article 25
The President and Chief Executive Officer and the Deputy President shall have no power of representation regarding the matters in which the interest of the Organization and their own interest conflict with each other. In such cases, the Corporate Auditor shall represent the Organization.
(Appointment of employees)
Article 26
The employees of the Organization shall be appointed by the President and Chief Executive Officer.
(Characteristics of officers and employees as public service personnel)
Article 27
The officers and the employees of the Organization shall be, in respect of the application of the provisions of the Penal Code (Law No. 45 of 1907) or any other penal provisions, regarded as personnel engaged in public service in accordance with laws and orders.
Chapter V Business

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(Scope of business)
Article 28
1.	In order to attain the objective specified in Article 1 hereof, the Organization shall conduct the following business:
(1)	To provide funds for Local Debt other than Local Debt in respect of municipal enterprises (meaning businesses whose expenses are essentially covered by income generated from the management of relevant business; the same shall apply herein after) (limited to the Local Debt in respect of which consent has been obtained upon the consultation under the provisions of Paragraph 1 of Article 5-3 of the Local Finance Law (Law No. 109 of 1948), or the permission set forth in Paragraph 1 or Paragraphs 3 through 5 of Article 5-4 of said law or in Paragraph 1 of Article 13 of Act on Assurance of Sound Financial Status of Municipalities (Law No. 94 of 2007) has been obtained; the same shall apply hereinafter in this chapter) or to subscribe such Local Debt issued in the form of bonds;
(2)	To provide funds for Local Debt in respect of municipal enterprises and in respect of any of the following businesses, Items (a) through (f), or subscription for such Local Debt issued in the form of bonds;
(a)	Water supply business;

(b)	Transportation business;

(c)	Hospital business;

(d)	Sewage business;

(e)	Public housing business (which refers to the business of constructing houses to be rented or transferred by local public bodies to persons who are in need of houses for themselves to live in, and also refers to businesses incidental thereto); and

(f)	businesses in addition to those businesses set forth in Items (a) through (e) above provided for the Cabinet Order.
(3)	To provide funds for temporary borrowings to be made to local governments excluding borrowings to be made to municipal enterprises;

(4)	To provide funds for temporary borrowings in respect of any of Items (2)(a) through (2)(f) from among the borrowings to be made to municipal enterprises;

(5)	To perform investigation and research with respect to financing of local governments;

(6)	To accept the entrustment of business with respect to financing of local governments;

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(7)	To provide information, advice, and other supports to local governments with respect to financing; and

(8)	Business incidental to the business specified in each of the preceding items.
2.	The Organization may, in the case where it performs the business set forth in Item (1) and Item (2) of immediately preceding paragraph, provide funds before obtaining consent upon consultation pursuant to the provisions of Paragraph 1 of Article 5-3 of the Local Finance Law or before obtaining permission stipulated in Paragraph 1 or Paragraphs 3 through 5 of Article 5-4 of said law or in Paragraph 1 of Article 13 of the Act on Assurance of Sound Financial Status of Municipalities in respect of the relevant Local Debt, only when there is a special need and when consent or permission is considered certain, within the limit of the amount of the Local Debt subject to the consent or permission.
(Fundamental matters regarding performance of business)
Article 29
1.	The Organization shall determine the interest rate on the provision of funds to be made pursuant to the provisions of Items (1) through (4) of Paragraph 1 and Paragraph 2 of the immediately preceding article, and the yield on the Local Debt to be subscribed for pursuant to the provisions of Item (1) and Item (2) of Paragraph 1 of said article, by taking into consideration the terms of funding by local governments from a person other than the Organization and also in such a manner so that the income of the Organization shall be sufficient to make up for its expenditure.

2.	The Organization shall exert efforts to sufficiently accomplish the objective set forth in Article 1 through providing funds by appropriately taking into consideration the financial condition and the funding ability of each local government, as well as the effects of funding by each local government on its finances.
(Selection of business, etc.)
Article 30
1.	The businesses of the Organization in respect of municipal enterprises stipulated in the Cabinet Order referred to in Item (2)(f) of Paragraph 1 of Article 28 shall, in light of

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the fact that the business of the Organization is to efficiently and effectively complement funding by local governments from the capital market, be reduced in phases from the perspective of attempting to strictly select the scope of business of the Organization by taking into consideration circumstances of procurement by local governments of long-term and low-interest funding from the capital market.

2.	The Organization shall seek to appropriately reduce its provision of funds for Local Debt and subscription for Local Debt in phases along with the reduction of the provision of the fiscal loan program fund to local governments under the provisions of Paragraph 2 of Article 38 of the Law Concerning Promotion of Administrative Reform for Realization of Simple and Efficient Government (Law No. 47 of 2006).

3.	The provision of the immediately preceding paragraph shall not apply to Local Debt to be issued by a local government in order to make up for a shortage of the financing resources of the local government due to domestic or international financial turmoil or changes in economic situations, etc.
(Statement of Business Procedures)
Article 31
1.	The Organization shall, upon the commencement of its business, prepare a Statement of Business Procedures and submit it to the Minister for International Affairs and Communications. The same shall apply to the amendment thereof.

2.	The particulars to be stated in the Statement of Business Procedures specified in the immediately preceding paragraph shall be provided for in the Ordinance of the Ministry of International Affairs and Communications.

3.	When the Organization has made the submission under Paragraph 1, it shall make the Statement of Business Procedures available to the public without delay.
(Supervisory Committee)
Article 32
1.	Supervisory Committee shall be established in the Organization.

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2.	Supervisory Committee shall be comprised of the committee members in number stipulated in the Articles of Incorporation.

3.	The committee members shall be appointed by the Representative Board among those who possess high discernment regarding the local administrations and finances, economics, finance, law or accounting, and those who have academic backgrounds.

4.	A committee member may not simultaneously serve as a member of the Representative Board or as an officer of the Organization.

5.	The President and Chief Executive Officer shall consult the Supervisory Committee for the following matters:
(1)	Preparation of or amendment to the Statement of Business Procedures;

(2)	Preparation of or amendment to a budget and a business plan;

(3)	Settlement of accounts;

(4)	The terms of a provision of funds for the Local Debt or the terms of a subscription for bonds issued as the Local Debt, and other fundamental matters relating to the execution of such provision of funds or subscription;

(5)	The terms of providing funds for short-term loans and other fundamental matters relating to the execution of such provision of funds; and

(6)	Other matters stipulated in the Articles of Incorporation.
6.	The President and Chief Executive Officer shall, upon his or her request for the resolution of the Representative Board on the matters set forth in Item (2) through Item (4) of Paragraph 1 of Article 15, report the opinions of the Supervisory Committee on the matters set forth in Item (1) through Item (3) of the immediately preceding paragraph provided pursuant to the provisions of said paragraph.

7.	In addition to the matters set forth in Paragraph 5, the Supervisory Committee may make proposals to the President and Chief Executive Officer with respect to the business of the Organization upon the President and Chief Executive Officer’s request or if Supervisory Committee finds it necessary. In such case, the Supervisory Committee may, when it determines it is necessary for making such proposal, request the President and Chief Executive Officer to make a report.

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8.	The President and Chief Executive Officer shall respect the opinions of the Supervisory Committee provided pursuant to the provisions of Paragraph 5 and the immediately preceding paragraph.
Chapter VI Finances and Accounts
(Business year)
Article 33
The business year of the Organization shall commence from April 1 of each year and end on March 31 of the following year.
(Budget, etc.)
Article 34
1.	In each business year, the Organization shall prepare budgets, business plans, financial plans, and mid-term plans regarding income and expenses (hereinafter in this article referred to as the “Budget, etc.”).

2.	When the Organization has prepared or amended the Budget, etc., it shall submit the same to the Minister for Internal Affairs and Communications without delay.

3.	When the Organization has made the submission provided for in the immediately preceding paragraph, it shall make the relevant Budget, etc. available to the public without delay.
(Enterprise accounting principles)
Article 35
The accounting of the Organization shall be based in principle on the enterprise accounting principles as prescribed by the Ordinance of the Ministry of Internal Affairs and Communications.
(Financial statements, etc.)
Article 36

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1.	In each business year, the Organization shall prepare a balance sheet, a profit and loss statement, a statement regarding disposition of profits or treatment of losses, other statements prescribed by the Ordinance of the Ministry of Internal Affairs and Communications, and the detailed statements to be attached thereto (hereinafter referred to as the “Financial Statements”), and submit the same to the Minister for Internal Affairs and Communications within three months after the end of the relevant business year.

2.	Upon submission of the Financial Statements pursuant to the provisions of the immediately preceding paragraph, the Organization shall attach to it a business report and a statement of accounts prepared in accordance with the divisions of the budget in respect of the relevant business year, and also attach to it the opinions of the Corporate Auditors and the accounting auditor on the Financial Statements and on the statement of accounts.

3.	The Organization shall, without delay after the submission under the provisions of Paragraph 1, publish the Financial Statements in an official gazette, and keep at each office and make available for public inspection during the period prescribed by the Ordinance of the Ministry of Internal Affairs and Communications, the Financial Statements, the business report, the statement of accounts and the document stating the opinions of the Corporate Auditors and the accounting auditor described in the immediately preceding paragraph, as well as the explanatory documents stating the matters prescribed by the Ordinance of the Ministry of Internal Affairs and Communications as relating to the condition of the business and of the assets and liabilities.

4.	The explanatory documents set forth in the immediately preceding paragraph may be prepared in an electromagnetic recording format (which means the recording format prescribed by the Ordinance of the Ministry of Internal Affairs and Communications, which is prepared by electronic method, magnetic method, or other method unrecognizable by human perception, and which is used for data processing by a computer; the same applies in the next paragraph).

5.	In the case the explanatory documents set forth in Paragraph 3 have been prepared in the electromagnetic recording format, the Organization may implement at its offices the measure prescribed by the Ordinance of the Ministry of Internal Affairs and

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Communications which places a large number of the general public in a position enabling them to receive by way of an electromagnetic method (which means the method using an electronic data processing organization or other method utilizing information communication technology, and which is prescribed by the Ordinance of the Ministry of Internal Affairs and Communications) the provision of the information recorded in the relevant electromagnetic recording format. In this case, the explanatory documents set forth in said paragraph shall be deemed to have been kept and made available for public inspection in accordance with the provisions of said paragraph.

6.	In addition to the matters set forth in the preceding 3 paragraphs, the Organization shall strive to disclose information which shall serve as a reference concerning the condition of the Organization’s business and its assets and liabilities.
(Accounting auditor)
Article 37
1.	With respect to the Financial Statements and the statement of accounts, the Organization shall be audited by the accounting auditor in addition to the audit by the Corporate Auditor.

2.	The accounting auditor shall be elected by the Representative Board.

3.	The term of office of the accounting auditor shall end at the time of the submission set forth in Paragraph 1 of the immediately preceding article of the Financial Statements in respect of the first business year which ends on or after the election of such accounting auditor.

4.	When any of the following items become applicable to the accounting auditor, the Representative Board may remove the relevant accounting auditor.
(1)	When an auditor breaches an obligation under the official duty or neglected the official duty.

(2)	When an auditor commits misconduct unsuitable for an accounting auditor.

(3)	When an auditor has a difficulty in, or is incapable of, performing the official duties because of mental or physical breakdown.

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5.	The accounting auditor shall be either a certified public accountant (including a foreign certified public accountant set forth in Paragraph 5 of Article 16-2 of the Certified Public Accountants Law (Law No.103 of 1948)) or an audit corporation.

6.	A person who cannot audit the Financial Statements pursuant to the provisions of the Certified Public Accountants Law shall not become the accounting auditor.
(Reserves for Interest Rate Volatility)
Article 38
1.	When profit has been generated in respect of each business year as a result of refinancing the Japan Finance Organization for Municipalities Bonds and long-term borrowing (referred to as the “Refinancing of Bonds, etc.” in the next paragraph), the Organization shall reserve as the Reserves for Interest Rate Volatility such portion of the profit as to be calculated as prescribed by the Ordinance of the Ministry of Internal Affairs and Communications.

2.	The Reserves for Interest Rate Volatility reserved pursuant to the provisions of the immediately preceding paragraph shall not be reduced except for the case in which it shall be applied to compensation for the loss which arises as a result of the Refinancing of Bonds, etc.

3.	The method to calculate the amount of profit or loss set forth in the preceding 2 paragraphs shall be prescribed by the Ordinance of the Ministry of Internal Affairs and Communications.
(Disposition of profit and loss)
Article 39
1.	When profits have been generated in the calculation of profits and losses in respect of each business year, the Organization shall make up the losses carried forward from the preceding business year, and if there is still any remainder, the amount of such remainder shall be settled as a reserve fund.
2.	When losses have been generated in the calculation of profits and losses in respect of

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each business year, the Organization shall settle them by reducing the reserve fund created pursuant to the immediately preceding paragraph, and if there is still any shortage, the amount of such shortage shall be settled as carry-forward losses.
(Issuance of Japan Finance Organization for Municipalities Bonds)
Article 40
1.	The Organization may issue Japan Finance Organization for Municipalities Bonds (hereinafter referred to as the “Organization Bonds”).

2.	A holder of the Organization Bonds (excluding the Organization Bonds, the claims in respect of which are secured by the loan receivables entrusted pursuant to the provisions of Article 42 hereof) shall have the right to receive repayment of his or her claim with respect to the property of the Organization in preference to other creditors.

3.	The preferential right specified in the immediately preceding paragraph shall rank next to after the general preferential rights under the provisions of the Civil Code (Law No. 89 of 1896).

4.	The Organization may entrust the whole or a part of the business concerning the issuance of the Organization Bonds to Japanese or foreign banks, trust companies, or the persons operating the financial instruments business (which means the financial instruments business set forth in Paragraph 8 of Article 2 of the Financial Instruments and Exchange Law (Law No. 25 of 1948); the same shall apply in the next paragraph).

5.	The provisions of Paragraph 1 and Paragraph 2 of Article 705 and Article 709 of the Companies Act (Law No. 86 of 2005) shall apply mutatis mutandis to the banks, trust companies or the persons operating the financial instruments business which have accepted the entrustment under the provisions of the immediately preceding paragraph.

6.	In addition to the matters prescribed in each of the preceding paragraphs, other necessary matters concerning the Organization Bonds shall be stipulated in the Cabinet Order.
(Guarantee by local governments)

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Article 41
Notwithstanding the provisions of Article 3 of the Law Concerning Restriction on Government Financial Aid to a Juridical Person (Law No. 24 of 1946), local governments may guarantee the obligations of the Organization under the Organization Bonds.
(Entrustment of loan receivables to secure the Organization Bonds)
Article 42
For the purpose of securing the obligations under the Organization Bonds (except for those guaranteed by a local government pursuant to the provisions of the immediately preceding article), the Organization may entrust a portion of its loan receivables to the trust companies or the financial institutions approved under Paragraph 1 of Article 1 of the Law Concerning Finance Institutions’ Concurrent Management of Trust Business, etc. (Law No. 43 of 1943) (referred to as the “Trust Companies, etc.” in Item (1) of the next article).
(Entrustment, etc. of loan receivables for fund procurement)
Article 43
In order to apply the resources of the fund necessary for its businesses, the Organization may:
(1)	entrust a portion of the loan receivables to the Trust Companies, etc., and assign all or a part of the beneficiary interests in the relevant trust;

(2)	assign a portion of the loan receivables to a special purpose company provided for in Paragraph 3 of Article 2 of the Law Concerning Securitization of Assets (Law No. 105 of 1998); and

(3)	conduct actions pertaining to the actions specified in the preceding 2 items.
(Delegation of business from trustee for trust)
Article 44
If the Organization entrusts or assigns its loan receivables pursuant to the provisions of the immediately preceding two articles, the Organization shall be delegated the principal and interest of the relevant loan receivables and other business pertaining thereto from the trustee of the relevant trust or the assignee of the relevant loan receivables.

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(Management of surplus funds)
Article 45
The Organization shall not manage any surplus funds incurred from its business operations except by way of:
(1)	Purchase of government bonds, Local Debt, government-guaranteed bonds (which mean the bonds in respect of which the Government guarantees the redemption of principal and the payment of interest), and other securities prescribed by the Ordinance of the Ministry of Internal Affairs and Communications;

(2)	Deposit with banks and other financial institutions prescribed by the Ordinance of the Ministry of Internal Affairs and Communications; or

(3)	Entrustment in a money trust with the financial institutions operating trust business (which mean the financial institutions which have been licensed under Paragraph 1 of Article 1 of the Law Concerning Finance Institutions’ Concurrent Management of Trust Business, etc.).
(Fund for Improvement of Operations of Municipalities)
Article 46
1.	The Organization shall create a fund (hereinafter referred to as the “Fund for Improvement of Operations of Municipalities”) to save up the contributions made under the provisions of Article 32-2 of the Local Finance Law (hereinafter referred to as the “Contributions” in this article) in order to contribute to the reduction of interest on Local Debt (which means interest on funds provided pursuant to the provisions of Item (1) on Item (2) of Paragraph 1 or Paragraph 2 of Article 28 hereof in respect of the businesses which are prescribed by the Ordinance of the Ministry of Internal Affairs and Communications as the businesses especially necessary for the development of the local infrastructure and in respect of Local Debt prescribed by the Ministerial Ordinance of the Ministry of Internal Affairs and Communications from among Local Debt other than that to be issued pursuant the proviso of Article 5 of the Local Finance Law; the same shall apply hereinafter in this article and the next article).

2.	The Organization shall, when it receives payments of the Contributions, add them to the Fund for Improvement of Operations of Municipalities.

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3.	Accounts of the Fund for Improvement of Operations of Municipalities shall be kept separate from the general accounts as prescribed by the Ordinance of the Ministry of Internal Affairs and Communications.

4.	The cash in the Fund for Improvement of Operations of Municipalities shall be appropriated to provisions of funds to local governments.

5.	Earnings arising from the management of the Fund for Improvement of Operations of Municipalities (hereinafter referred to as the “Investment Profit of Fund” in this article and the next article) shall be appropriated to compensation for the costs caused by the reduction of interest on Local Debt as prescribed by the Ordinance of the Ministry of Internal Affairs and Communications. In this case, if there remains any surplus after the reduction of the amount appropriated to compensation for the costs caused by the reduction of interest on Local Debt from the amount of the Investment Profit of Fund, such remainder shall be added to the Fund for Improvement of Operations of Municipalities.

6.	The Fund for Improvement of Operations of Municipalities shall not be disbursed. Provided, however, that this shall not apply to the case where, if the amount of the Investment Profit of Fund falls short of the necessary amount for compensation for the costs caused by the reduction of interest on Local Debt, the Fund for Improvement of Operations of Municipalities is used to cover such shortage within the limit of the sum of the amount added in accordance with the provisions of the immediately preceding paragraph and the amount of the Contributions which were paid in the same business year as the shortage is incurred.
(Matters relating to management of Fund for Improvement of Operations of Municipalities)
Article 47
1.	The Organization shall prepare, for each business year, the documents stating prospects of income and expenses in respect of the Fund for Improvement of Operations of Municipalities and a policy on the reduction of interest on the Local Debt by using the Investment Profit of Fund, as prescribed by the Ordinance of the Ministry of Internal Affairs and Communications, and submit them to the Minister for Internal Affairs and Communications together with the submission of the Budget, etc.

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under the provisions of Paragraph 2 of Article 34.

2.	The Organization shall prepare, for each business year, the documents stating actual results of income and expenses in respect of the Fund for Improvement of Operations of Municipalities and circumstances of the reduction of interest on the Local Debt by using the Investment Profit of Fund, as prescribed by the Ordinance of the Ministry of Internal Affairs and Communications, and submit them to the Minister for Internal Affairs and Communications together with the submission of the Financial Statements under the provisions of Paragraph 1 of Article 36.
(Account rules)
Article 48
The Organization shall prescribe, upon the commencement of its operation, the rules for the matters concerning the accounts, and submit them to the Minister for Internal Affairs and Communications. The same shall apply to the amendment thereof.
(Delegation to the Ordinance of the Ministry of Internal Affairs and Communications)
Article 49
In addition to this Law and the provisions of the Cabinet Order under this Law, the necessary matters relating to the finance and the accounts of the Organization shall be prescribed by the Ordinance of the Ministry of Internal Affairs and Communications.
Chapter VII Miscellaneous Rules
(Report and inspection)
Article 50
1.	The Minister of Internal Affairs and Communications may, when he or she recognizes that the Organization violates, or is likely to violate, this Law, an order under this Law, or the Articles of Incorporation, have the Organization report on its business and condition of its assets and liabilities, or have his or her officials enter into the offices of the Organization and inspect its condition of business, books and records, documents, and other objects.

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2.	The official who makes the on-site inspection pursuant to the provisions of the immediately preceding paragraph shall carry with him or her a certificate of identification and present it to the persons concerned.

3.	The power to perform the on-site inspection specified in Paragraph 1 shall not be interpreted to have been granted for the purpose of a criminal investigation.
(Correction of illegal act, etc.)
Article 51
1.	The Minister of Internal Affairs and Communications may, when he or she recognizes that an act of the Organization, or an officer or an employee of the Organization, or a member of the Representative Board violates, or is likely to violate, this Law, an order under this Law, or the Articles of Incorporation, request the Organization to take the necessary measures to correct such act.

2.	Upon the request of the Minister of Internal Affairs and Communications pursuant to the provisions of the immediately preceding paragraph, the Organization shall take the measures to correct the relevant act and other measures which it deems necessary, and report to the Minister for Internal Affairs and Communications the particulars of the relevant measures.
(Dissolution)
Article 52
1.	When the Organization is being dissolved and its obligations cannot be satisfied in full with its assets, local governments (excluding the local government which has never received either of funds from the Organization through the business stipulated in Item (1) of Paragraph 1 of Article 28 of the Law or funds from the Organization through the business stipulated in Item (2) of Paragraph 1 of Article 28 hereof) shall bear all of the costs necessary to satisfy the relevant obligations in full.
2.	In addition to the provisions set forth in this Law, matters regarding the dissolution of the Organization shall be prescribed separately by law.
Chapter VIII Penal Provisions

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Article 53
An officer or employee of the Organization who fails to make a report pursuant to the provisions of Paragraph 1 of Article 50, or who makes a false report as a report pursuant to the provisions of said paragraph, or who refuses, hinders or evades the inspection pursuant to the provisions of said paragraph, shall be punished by a fine of not more than 300,000 yen.
Article 54
An officer of the Organization who falls under any of the following items shall be punished with a non-penal fine of not more than 200,000 yen:
(1)	When a person fails to obtain approval for an amendment to the Articles of Incorporation in violation of the provisions of Paragraph 2 of Article 5;

(2)	When a person neglects to register in violation of the provisions of Paragraph 1 of Article 6;

(3)	When a person fails to make a notification or submission, or makes a false notification or submission, under the provisions of Paragraph 3 of Article 19, Paragraph 4 of Article 22, Paragraph 1 of Article 31, Paragraph 2 of Article 34, or Article 48;

(4)	When the person conducts any business other than those specified in Article 28;

(5)	When the person fails to make a publication, or makes a false publication, under the provisions of Paragraph 3 of Article 31 or Paragraph 3 of Article 34;

(6)	In violation of the provisions of Paragraph 1 or Paragraph 2 of Article 36, or Paragraph 1 or Paragraph 2 of Article 47, when a person fails to submit the documents stipulated in these provisions, or fails to state the matters which should be stated therein, or submits the documents that include a false statement;

(7)	In violation of the provisions of Paragraph 3 of Article 36, when the person fails to publicize the Financial Statements, or fails to keep the documents stipulated in said paragraph, or fails to make them available for public inspection;

(8)	When the person manages, in violation of the provisions of Article 45, the surplus funds incurred from the business operations of the Organization; and

(9)	When the person fails to make the report, or makes a false report, under the provisions of Paragraph 2 of Article 51.

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Article 55
A person who violates the provisions of Paragraph 2 of Article 7 shall be punished with a non-penal fine of not more than 100,000 yen.
Supplementary Provisions
(Enforcement date)
Article 1
This Law shall become enforceable on the date of promulgation. Provided, however, that the provisions of Article 46 and Article 47 of this Law, Article 6, Paragraph 4, Paragraph 5, Paragraph 7 and Paragraph 8 (limited to the portion relating to Paragraph 7 of the same article) of Article 7, Article 8, Paragraph 6, Paragraph 7, Paragraph 11 and Paragraph 12 of Article 9, Article 11, Paragraph 5 of Article 13, Article 16, Article 26 through Article 29, Article 31 through Article 34, Article 36 through Article 41, and Article 47 of Supplementary Provisions shall come into force on October 1, 2008.
(Adjustment of provisions)
Article 2
If the date on which the Law Amending Part of Securities and Exchange Law, Etc. (Law No. 65 of 2006) becomes enforceable after the date on which this Law becomes enforceable, with respect to the application of the provisions of Paragraph 4 and Paragraph 5 of Article 40 during the period up to the date immediately prior to the date on which the Law Amending Part of Securities and Exchange Law, Etc. becomes enforceable, the words “the persons operating the financial instruments business (which means the financial instruments and exchange business set forth in Paragraph 8 of Article 2 of the Financial Instruments and Exchange Law (Law No. 25 of 1948); the same shall apply in the next paragraph)” stipulated in Paragraph 4 of said article, and the words “the persons operating the financial instruments business” stipulated in Paragraph 5 of said article shall be read as “the person operating the securities business.”
(Deadline of incorporation)
Article 3
The registration of incorporation under the provisions of Paragraph 1 of Article 13 shall be

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made by October 1, 2008.
(Interim measure regarding restriction on usage of name)
Article 4
The provisions of Paragraph 2 of Article 7 shall not be applied during the 6 months after this Law becomes enforceable to the persons who are actually using the name of “Japan Finance Organization for Municipal Enterprises” at the time when this Law becomes enforceable.
(Interim measure regarding business year)
Article 5
Notwithstanding the provisions of Article 33, the first business year of the Organization shall commence from the date of its incorporation and end on the last day of the business year in which the date of incorporation is included.
(Exception to disbursement of Fund for Improvement of Operations of Municipal Enterprises)
Article 6
Only with respect to the business year which includes October 1, 2008, the Organization may, when the amount of the shortage referred to in the proviso of Paragraph 6 of Article 46 cannot be covered by the disbursement of the Fund for Improvement of Operations of Municipal Enterprises pursuant to the provisions of the proviso of said paragraph, make disbursements of the Fund for Improvement of Operations of Municipal Enterprises in the amount up to the amount which can not be so covered, notwithstanding the provisions of said paragraph.
(Exception to businesses)
Article 7
1.	In addition to the businesses stipulated in Article 28, the Organization may perform for some time the business, upon entrustment thereof by Japan Finance Corporation, relating to provision of funds necessary for the forestation and the improvement, creation or restoration of pastureland carried out by local governments.
2.	When the Organization performs the businesses stipulated in the immediately preceding paragraph, these businesses shall be deemed to be the businesses stipulated

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in Article 28, and the provisions of Item (4) of Article 54 shall be applied accordingly.

3.	With respect to the application of the provisions of Chapter V during the business years 2009 through 2013, the phrase “through Article 5” in Item (1) of Paragraph 1 and Paragraph 2 of Article 28 shall be replaced with the phrase “through Article 5, Paragraph 2 of Article 33-5-7 or Paragraph 1 of Article 33-8.”

4.	With respect to the application of the provisions of Chapter V for the business years 2014 and 2015, the phrase “through Article 5” in Item (1) of Paragraph 1 and Paragraph 2 of Article 28 shall be replaced with the phrase “through Article 5 or Paragraph 1 of Article
33-8.”
(Handling in the case of abolishing Fund for Improvement of Operations of Municipalities)
Article 8
In the case of an abolishment of the Fund for Improvement of Operations of Municipalities, the Organization shall handle the fund under a separate law by paying respect to the opinions of the local governments which have paid in the contributions stipulated in Paragraph 2 of Article 28-2 of Japan Finance Corporation for Municipal Enterprises Law (Law No. 83 of 1957) as it existed prior to its abolishment pursuant to Article 26 of Supplementary Provisions, or the contributions stipulated in Paragraph 1 of Article 46.
(Dissolution, etc. of Japan Finance Corporation for Municipal Enterprises)
Article 9
1.	Japan Finance Corporation for Municipal Enterprises (hereinafter referred to as the “Corporation”) shall be dissolved on October 1, 2008, and all of its rights and obligations shall be succeeded to by the Organization at the time of the dissolution except for the assets which shall be succeeded to by the Government pursuant to the provisions of the next paragraph.

2.	Of the rights actually held by the Corporation at the time of its dissolution, those which are recognized not necessary for the Organization to smoothly execute the businesses into the future shall be succeeded to by the Government at the time of the dissolution.

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3.	The scope of the assets to be succeeded to by the Government pursuant to the provisions of the immediately preceding paragraph and other necessary matters relating to the succession of the relevant assets by the Government shall be prescribed by the Cabinet Order.

4.	In order to secure the financial basis necessary for the Organization to smoothly execute the businesses into the future, the Corporation shall, if profits arose as a result of a calculation of profits and losses in respect of any business year following, and including, the business year which includes the date on which this Law became enforceable, settle such profits as a reserve fund notwithstanding the provisions of Paragraph 1 of Article 29 of Japan Finance Corporation for Municipal Enterprises Law.

5.	The business year of the Corporation which commences on April 1, 2008 shall end on September 30 of the same year.

6.	As for the settlement of accounts, the preparation of the profit and loss statement, the balance sheet and the inventory of property, and so forth in respect of the business year of the Corporation commencing on April 1, 2008, the Organization shall perform them based on the precedents except for the portions relating to Paragraph 1 of Article 18 (limited to the part relating to the Corporate Auditor’s opinion) and Paragraph 1 of Article 19 (limited to the part relating to the Corporate Auditor’s opinion) of the Law Concerning the Budget and Settlement of Accounts of Public Corporations (Law No. 99 of 1951) pursuant to the provisions of Article 28 of Japan Finance Corporation for Municipal Enterprises Law as it existed prior to its abolishment pursuant to the provisions of Article 26 of Supplementary Provisions. In this case, in respect of the application of the provisions of the Law Concerning the Budget and Settlement of Accounts of Public Corporations pursuant to the provisions of Article 28 of Japan Finance Corporation for Municipal Enterprises Law as it existed prior to its abolishment under the provisions of Article 26 of Supplementary Provisions, the words “settlement of accounts in respect of each business year by May 31 of the following business year” in Article 17 of said law shall be changed to “settlement of accounts in respect of the business year commencing on April 1, 2008 by November 30, 2008,” and the words “November 30 of the following business year” in Article 20 of said law shall be changed to “November 30, 2009.”

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7.	In the case referred to in the immediately preceding paragraph, the disposition of the profits resulting from the calculation of profits and losses in respect of the business year of the Corporation commencing on April 1, 2008 shall be made pursuant to the provisions of Paragraph 4.

8.	When the Organization succeeded to the rights and obligations of the Corporation pursuant to the provisions of Paragraph 1, the amount prescribed by the Cabinet Order out of the amount corresponding to the sum of the amount of the reserve as the reserves for loss on refinance of bonds and the amount of the reserve fund set forth in Paragraph 4 reserved by the Corporation (referred to as the “Amount of Reserves for Loss on Refinance of Bonds, etc.” in the next paragraph) shall be settled at the time of the succession as the Reserves for Interest Rate Volatility set forth in Paragraph 1 of Article 38.

9.	When the Organization succeeded to the rights and obligations of the Corporation pursuant to the provisions of Paragraph 1, the remainder after subtracting the amount prescribed by the Cabinet Order set forth in the immediately preceding paragraph from the Amount of Reserves for Loss on Refinance of Bonds, etc. reserved by the Corporation shall be settled at the time of the succession as the Reserves for Interest Rate Volatility for the Corporation’s Receivables set forth in Paragraph 5 of Article 13 of Supplementary Provisions.

10.	From the business year 2009 until the business year 2017, in order to reserve into the Reserves for Interest Rate Volatility set forth in Paragraph 1 of Article 38, the Organization shall disburse the Reserves for Interest Rate Volatility for the Corporation’s Receivables up to the amount corresponding to the amount settled as the Reserves for Interest Rate Volatility for the Corporation’s Receivables pursuant to the provisions of the immediately preceding paragraph, and transfer the amount corresponding to the amount so disbursed from the Managed Account set forth in Paragraph 3 of Article 13 of Supplementary Provisions into the General Account set forth in Paragraph 4 of said article, as prescribed by the Cabinet Order.

11.	When the Organization succeeded to the rights and obligations of the Corporation pursuant to the provisions of Paragraph 1, the amount corresponding to the amount of fund for the improvement of operations of municipal enterprises set forth in the provisions of Paragraph 1 of Article 28-2 of Japan Finance Corporation for Municipal

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Enterprises Law as it existed prior to its abolishment pursuant to the provisions of Article 26 of Supplementary Provisions (referred to as the “Fund Amount as at the Succession” in the next paragraph) shall be deemed to have been contributed by the local governments at the time of the succession pursuant to the provisions of Article 32-2 of the Local Finance Law to the Organization as an amount to be appropriated to the Fund for Improvement of Operations of Municipal Enterprises of the Organization.

12.	With respect to the money belonging to the Fund for Improvement of Operations of Municipalities, the Organization may, notwithstanding the provisions of Paragraph 4 of Article 13 of Supplementary Provisions, transfer from the General Account set forth in said paragraph to the Managed Account set forth in Paragraph 3 of said article up to the amount of the Fund Amount as at the Succession in accordance with the conditions prescribed by the Ordinance of the Ministry of Internal Affairs and Communications.

13.	When the Organization succeeded to the rights and obligations of the Corporation pursuant to the provisions of Paragraph 1, the amount equivalent to the amount of reserves for reduced interest loans reserved by the Corporation shall be settled at the time of the succession as the reserve fund set forth in Paragraph 8 of Article 13 of Supplementary Provisions.

14.	The matters regarding the registration of dissolution in the case where the Corporation dissolved pursuant to the provisions of Paragraph 1 shall be prescribed by the Cabinet Order.
(Values of assets to be succeeded to)
Article 10
1.	The values of the assets and liabilities that the Organization succeeds to from the Corporation (referred to as the “Assets Succeeded To” in the next paragraph) shall be the values appraised by the Appraisal Committee Members.

2.	The Appraisal Committee Members shall perform the appraisal pursuant to the provisions of the immediately preceding paragraph based on the market value of the Assets Succeeded To as of October 1, 2008. Provided, however, if the appraisal based on the market value is deemed to be inadequate in the light of the type, usage, and other factors concerning the Assets Succeeded To, the Appraisal Committee

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Members may perform the appraisal which is not based on the market value of the Assets Succeeded To.

3.	In addition to the provisions of the preceding two paragraphs, the matters regarding the Appraisal Committee Members and other necessary matters regarding the appraisal shall be prescribed by the Cabinet Order.
(Interim measures accompanying succession of rights and obligations)
Article 11
1.	The guarantee agreement which was entered into by the Government pursuant to the provisions of Paragraph 1 or Paragraph 3 of Article 26 of Japan Finance Corporation for Municipal Enterprises Law as it existed prior to its abolishment pursuant to the provisions of Article 26 of Supplementary Provisions in respect of the obligations relating to Japan Finance Corporation for Municipal Enterprises Bonds, which the Organization assumed under the provisions of Paragraph 1 of Article 9 of Supplementary Provisions, shall continue in respect of the obligations relating to the relevant Japan Finance Corporation for Municipal Enterprises Bonds under the preexisting terms even after the assumption.
2.	The guarantee agreement which was entered into by the Government pursuant to the provisions of Paragraph 2 or Paragraph 3 of Article 2 of the Law Concerning Special Measures with respect to Acceptance of Foreign Capital from the International Bank for Reconstruction and Development, etc. (Law No. 51 of 1953; referred to as the “Law Concerning Acceptance of Foreign Capital” in Paragraph 1 and Paragraph 2 of Article 16 of Supplementary Provisions) in respect of the obligations relating to Japan Finance Corporation for Municipal Enterprises Bonds, which the Organization assumed under the provisions of Paragraph 1 of Article 9 of Supplementary Provisions, shall continue in respect of the obligations relating to the relevant Japan Finance Corporation for Municipal Enterprises Bonds under the preexisting terms even after the assumption; and the taxes and other public charges relating to the interest and the profits from the redemption of the Japan Finance Corporation for Municipal Enterprises Bonds relating to such guarantee agreement shall follow the precedents.
(Tax exemption)
Article 12

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In the event Organization succeeds to the rights pursuant to the provisions of Paragraph 1 of Article 9 of Supplementary Provisions, no real property acquisition tax or automobile acquisition tax can be imposed on the acquisition of real properties or automobiles relating to such succession.
(Special treatment, etc. of businesses accompanying the succession to the rights and obligations)
Article 13
1.	In addition to the businesses stipulated in Article 28 and Article 7 of Supplementary Provisions, the Organization shall perform the business of managing and collecting the relevant receivables, and the businesses incidental thereto (hereinafter referred to as the “Management Operation for the Corporation’s Receivables”) during the period until the collection of the receivables relating to the funds provided by the Corporation, to which the Organization succeeds pursuant to the provisions of Paragraph 1 of Article 9 of Supplementary Provisions, is finished.

2.	When the Organization performs the Management Operation for the Corporation’s Receivables, the Management Operation for the Corporation’s Receivables shall be deemed as a business stipulated in Article 28, and the provisions of Item (4) of Article 54 shall become applicable accordingly.

3.	The Organization shall settle the accounts in respect of the Management Operation for the Corporation’s Receivables by creating a special account (hereinafter referred to as the “Managed Account”) separately from the other accounting.

4.	The Organization may, when it is deemed particularly necessary for the smooth performance of the businesses stipulated in Article 28 and Article 7 of Supplementary Provisions and the Management Operation for the Corporation’s Receivables, transfer funds between the account in respect of the businesses other than the Management Operation for the Corporation’s Receivables (hereinafter referred to as the “General Account”) and the Managed Account by obtaining an approval from the Minister for Internal Affairs and Communications and the Minister of Finance.

5.	In respect of each business year, when a profit arose as a result of refinancing Japan Finance Corporation for Municipal Enterprises Bonds (including the Organization

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Bonds issued and the long-term borrowings made for the refinancing of the relevant Japan Finance Corporation for Municipal Enterprises Bonds) issued by the Corporation (referred to as the “Refinancing of Japan Finance Corporation for Municipal Enterprises Bonds” in the next paragraph) pursuant to the provisions of Paragraph 1 and Paragraph 2 of Article 23 of Japan Finance Corporation for Municipal Enterprises Law as it existed prior to its abolishment under the provisions of Article 26 of Supplementary Provisions, the Organization shall reserve the amount of such profit as the Reserves for Interest Rate Volatility for the Corporation’s Receivables until such amount reaches the amount prescribed by the Ordinance of the Ministry of Internal Affairs and Communications and of the Ministry of Finance.

6.	The Reserves for Interest Rate Volatility for the Corporation’s Receivables shall not be reduced except for the case of the transfer from the Managed Account to the General Account pursuant to the provisions of Paragraph 10 of Article 9 of Supplementary Provisions or for the case of appropriating toward the compensation for the losses resulting from the Refinancing of Japan Finance Corporation for Municipal Enterprises Bonds.

7.	The method of calculating the amount of the profit and the loss set forth in the preceding two paragraphs shall be prescribed by the Ordinance of the Ministry of Internal Affairs and Communications and the Ordinance of the Ministry of Finance.

8.	When a profit arose in respect of the Managed Account as a result of the calculation of profits and losses for each business year, the Organization shall compensate for the loss carried forward from the preceding business year, and if there is still any remainder, the amount of such remainder shall be settled as a reserve fund.

9.	When a loss arose in respect of the Managed Account as a result of the calculation of profits and losses for each business year, the Organization shall settle by reducing the reserve fund stipulated in the provisions of the immediately preceding paragraph, and if there is still a shortage, the amount of such shortage shall be settled as a carrying forward loss.

10.	When the Organization has finished the Management Operation for the Corporation’s Receivables, it shall abolish the Managed Account without delay; and if there is any remaining asset in the Managed Account at the time of the abolishment after the

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payment of its obligations, such assets shall belong to the national treasury.
(Ownership of Reserves for Interest Rate Volatility for the Corporation’s Receivables, etc.)
Article 14
In the event that the business of the Organization are determined to have been executed smoothly in the light of the condition of the management of the Organization, the Minister for Internal Affairs and Communications and the Minister of Finance shall, if the sum of the Reserves for Interest Rate Volatility for the Corporation’s Receivables and the reserve fund set forth in Paragraph 8 of the immediately preceding article is determined to exceed the amount necessary for the smooth operation of the Management Operation for the Corporation’s Receivables into the future, notwithstanding the provisions of Paragraph 6 of said article, cause the amount prescribed by the Ordinance of the Ministry of Internal Affairs and Communications and the Ordinance of the Ministry of Finance as the amount so determined to be in excess to belong to the national treasury as prescribed by the Cabinet Order.
(Management Plan for Corporation’s Receivables)
Article 15
1.	In each business year, the Organization shall prepare the plan for the execution of the Management Operation for the Corporation’s Receivables (hereinafter referred to as the “Management Plan for the Corporation’s Receivables”), and obtain an approval from the Minister for Internal Affairs and Communications and the Minister of Finance. The same shall apply if the Management Plan for the Corporation’s Receivables is to be amended.
2.	The following matters relating to the Management Operation for the Corporation’s Receivables shall be stated in the Management Plan for the Corporation’s Receivables.
(1)	The fundamental policy regarding long-term borrowings and issuance of the Organization Bonds;

(2)	Repayment plan for long-term borrowings and the Organization Bonds;

(3)	Income and expenditure plan;

(4)	The maximum amount of short-term borrowings;

(5)	The plan, if any, to transfer or provide as collateral an important asset; and

(6)	Other matters prescribed by the Ordinance of the Ministry of Internal Affairs and

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Communications and the Ordinance of the Ministry of Finance.
3.	The Minister for Internal Affairs and Communications and the Minister of Finance may order a revision of the Management Plan for the Corporation’s Receivables if the Management Plan for the Corporation’s Receivables approved under Paragraph 1 is recognized to have become inadequate for the appropriate and certain execution of the matters set forth in Item (1) through Item (5) of the immediately preceding paragraph.

4.	When the Organization made a long-term borrowing or issued the Organization Bonds in accordance with the fundamental policy referred to in Item (1) of Paragraph 2, it shall make a report to such effect to the Minister for Internal Affairs and Communications and the Minister of Finance without delay as prescribed by the Cabinet Order.
(Guarantee by the Government)
Article 16
1.	Notwithstanding the provisions of Article 3 of the Law Concerning Restriction on Government Financial Aid to Juridical Person, the Government may enter into guarantee agreements, within the amount prescribed by the budget, in respect of the obligations (excluding the obligations in respect of which the Government may enter into guarantee agreements under the provisions of Paragraph 2 of Article 2 of the Law Concerning Acceptance of Foreign Capital) relating to the Organization Bonds issued by the Organization in accordance with the fundamental policy referred to in Item (1) of Paragraph 2 of the preceding article (limited to the Organization Bonds which are issued for the refinancing of Japan Finance Corporation for Municipal Enterprises Bonds issued by the Corporation pursuant to the provisions of Paragraph 1 or Paragraph 2 of Article 23 of Japan Finance Corporation for Municipal Enterprises Law as it existed prior to its abolishment under the provisions of Article 26 of Supplementary Provisions, or of the Organization Bonds issued by the Organization, in respect of which the Government guaranteed the obligations).
2.	Of the amount to be prescribed by the budget which is referred to in the immediately preceding paragraph, the amount regarding the obligations relating to the Organization Bonds which is issued in a foreign country and the denomination of which is expressed in Japanese currency may, if it is difficult to be prescribed separately from

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the amount to be prescribed by the budget provided for in Paragraph 2 of Article 2 of the Law Concerning Acceptance of Foreign Capital, be prescribed as the total sum with such amount.
3.	In addition to the cases under the provisions of Paragraph 1, the Government may enter into guarantee agreements in respect of the obligations relating to the Organization Bonds issued by the Organization as prescribed by the Cabinet Order for the delivery to the person who lost the Organization Bonds.
(Short-term borrowing)
Article 17
1.	The Organization may, within the maximum amount of the short-term borrowings referred to in Item (4) of Paragraph 2 of Article 15 of Supplementary Provisions, borrow funds on a short-term basis which are necessary for the Management Operation for the Corporation’s Receivables. Provided, however, that in the case where the Minister for Internal Affairs and Communications and the Minister of Finance have given approval due to an unavoidable event, short-term borrowings which are necessary for the Management Operation for the Corporation’s Receivables may be made in excess of the maximum amount referred to above.

2.	The short-term borrowings pursuant to the immediately preceding paragraph shall be repaid within the relevant business year. Provided, however, that if the repayment cannot be made due to a shortage of funds, such short-term borrowings may be refinanced, by obtaining an approval from the Minister for Internal Affairs and Communications and the Minister of Finance, only with respect to such amount which cannot be repaid.

3.	The short-term borrowings which were refinanced pursuant to the proviso of the immediately preceding paragraph shall be repaid within one year.
(Restriction on disposition, etc. of important assets)
Article 18
When the Organization intends to transfer or provide as collateral an important asset recorded in the Managed Account and prescribed by the Ordinance of the Ministry of Internal Affairs and

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Communications and the Ordinance of the Ministry of Finance, it shall obtain an approval from the Minister for Internal Affairs and Communications and the Minister of Finance. Provided, however, that this shall not apply to the case where the Organization intends to transfer or provide as collateral the relevant important asset in accordance with the plan referred to in Item (5) of Paragraph 2 of Article 15 of Supplementary Provisions.
(Submission, etc. to Minister of Finance)
Article 19
In the case where the Organization performs the Management Operation for the Corporation’s Receivables, the provisions of Paragraph 1 of Article 31, Paragraph 2 of Article 34, Paragraph 1 of Article 36, and Article 48 shall be applied by reading the words “Minister for Internal Affairs and Communications” therein as “Minister for Internal Affairs and Communications and the Minister of Finance.”
(Reporting and inspection regarding Management Operation for the Corporation’s Receivables)
Article 20
1.	The Minister for Internal Affairs and Communications and the Minister of Finance may have the Organization report on its business and the condition of its assets and liabilities, or have their officers enter into the offices of the Organization and inspect the condition of its business, books and records, documents, and other materials, to the extent necessary to secure the soundness of the finances of the Managed Account and the appropriate operation of the Management Operation for the Corporation’s Receivables.

2.	The provisions of Paragraph 2 and Paragraph 3 of Article 50 shall be applied mutatis mutandis to the on-site inspection referred to in the immediately preceding paragraph.

3.	The Minister for Internal Affairs and Communications and the Minister of Finance may request the Organization, to the extent necessary to secure the soundness of the finances of the Managed Account and the appropriate operation of the Management Operation for the Corporation’s Receivables, to implement the measures necessary to improve the operation of the Management Operation for the Corporation’s Receivables.

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4.	The Organization shall, upon the request of the Minister for Internal Affairs and Communications and the Minister of Finance pursuant to the provisions of the immediately preceding paragraph, promptly implement the measures to improve the operation of the Management Operation for the Corporation’s Receivables and other measures which are recognized as necessary, and it shall also report the particulars of the relevant measures to the Minister for Internal Affairs and Communications and the Minister of Finance.
(Consultation with Minister of Finance regarding Management Operation for the Corporation’s Receivables)
Article 21
In the event of any of the following items, the Minister for Internal Affairs and Communications shall consult the matter set forth in the relevant item with the Minister of Finance:
(1)	When the approval under Paragraph 2 of Article 5 is to be granted: The portion relevant to the Management Operation for the Corporation’s Receivables of the matters set forth in Item (7) and Item (9) of Paragraph 1 of said article which are provided for in the Articles of Incorporation regarding which the relevant approval is concerned;

(2)	When the approval under Paragraph 1 of Article 10 is to be granted: The portion relevant to the Management Operation for the Corporation’s Receivables of the Articles of Incorporation and the business plan regarding which the relevant approval is concerned;

(3)	When the Ordinance of the Ministry of Internal Affairs and Communications is to be set forth pursuant to the provisions of Paragraph 3 of Article 8, Paragraph 2 of Article 31, Article 35, Paragraph 1 and Paragraph 3 of Article 36, Item (1) and Item (2) of Article 45, and Article 49: The portion relevant to the Management Operation for the Corporation’s Receivables of the relevant Ordinance of the Ministry of Internal Affairs and Communications.
(Ownership of residual assets)
Article 22
1.	When the Organization is dissolved, if there is a residual asset after the satisfaction of its obligations, and further, if there is a balance of the Reserves for Interest Rate

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Volatility, the amount corresponding to such balance (if such amount exceeds the Maximum Disposable Amount, the amount corresponding to the Maximum Disposable Amount) shall be disposed of to the extent of the amount which is recognized as necessary to prepare against the loss to be caused by interest volatility in the case a structure for providing funds for Local Debt on a long-term and low-interest basis is to be built up in order to efficiently and effectively compliment funding by the local governments from the capital market; and if there is still any balance left, such amount shall be owned by the national treasury.
2.	The “Maximum Disposable Amount” referred to in the immediately preceding paragraph means the lesser of the amount of the residual assets at the time of the dissolution and the sum of the amount prescribed by the Cabinet Order referred to in Paragraph 8 of Article 9 of Supplementary Provisions and the amount added to the General Account from the Managed Account pursuant to the provisions of Paragraph 10 of said article.
(Penal provisions)
Article 23
An officer or employee of the Organization who has failed to make a report pursuant to the provisions of Paragraph 1 of Article 20 of Supplementary Provisions, or who has made a false report as a report pursuant to the provisions of said paragraph, or who has refused, hindered or evaded the inspection pursuant to the provisions of said paragraph, shall be punished by a fine not exceeding 300,000 yen.
Article 24
An officer of the Organization who falls under any of the following items shall be punished with a non-penal fine not exceeding 200,000 yen:
(1)	When the person has failed to obtain the approvals of the Minister for Internal Affairs and Communications and the Minister of Finance which are required under the provisions of Paragraph 4 of Article 13, Paragraph 1 of Article 15, Paragraph 1 or Paragraph 2 of Article 17, or Article 18 of Supplementary Provisions;

(2)	When the person has violated the order under Paragraph 3 of Article 15 of

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Supplementary Provisions; or

(3)	When the person has failed to make the report, or has made a false report, under the provisions of Paragraph 4 of Article 15 or Paragraph 4 of Article 20 of Supplementary Provisions.
(Examination)
Article 25
1.	At the end of the business year of 2017 as the target, the Government shall examine the overall state of the business of the Organization from the perspective of establishing the independent and seamless management of the Organization, by taking into consideration such factors as the state of the execution of this Law and the circumstances of funding by local governments from the capital market, while paying attention to the importance of the attempt to strictly select the scope of the business of the Organization aiming at complementing funding by local governments from the capital market; and if it is recognized necessary, the Government shall implement measures required as a result thereof.

2.	In performing the examination of the immediately preceding paragraph, the Minister for Internal Affairs and Communications shall hear the opinions of the National Associations of the governors of prefectures (To-do-fu-ken), of the chairpersons of assemblies of prefectures (To-do-fu-ken), of the mayors of cities, of the chairpersons of assemblies of cities, of the heads of villages and towns, and of the chairpersons of assemblies of town or village.
(Abolishment of Japan Finance Corporation for Municipal Enterprises Law)
Article 26
Japan Finance Corporation for Municipal Enterprises Law shall be abolished.
(Interim measures accompanying abolishment of Japan Finance Corporation for Municipal Enterprises Law)
Article 27
1.	Japan Finance Corporation for Municipal Enterprises Bonds (excluding the Japan Finance Corporation for Municipal Enterprises Bonds, the claims in respect of which

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are secured by the loan receivables entrusted under the provisions of Article 26-2 of Japan Finance Corporation for Municipal Enterprises Law as it existed prior to its abolishment under the immediately preceding article (hereinafter referred to as the “Former Corporation Law” in this article and the next article)) issued by the Corporation pursuant to Paragraph 1 or Paragraph 2 of Article 23 of the Former Corporation Law shall be deemed, in respect of the application of the provisions of Paragraph 2 and Paragraph 3 of Article 40, as the Organization Bonds stipulated in Paragraph 1 of said article.

2.	To the person who held a position as an employee of the Corporation, the provisions of Article 39 of the Former Corporation Law shall remain to be effective. In this case, the words “the Corporation” in Paragraph 6 of said article shall be read as “Japan Finance Organization for Municipalities”.

3.	The interest on the Local Debt set forth in Paragraph 1 of Article 28-2 of the Former Corporation Law (including the interest on the funds provided pursuant to the provisions of Paragraph 10 of Supplementary Provisions of the Former Corporation Law or Paragraph 2 of Article 19 of the Former Corporation Law which is made applicable mutatis mutandis by operation of the provisions of Paragraph 11 of Supplementary Provisions of the Former Corporation Law; the same shall apply in the next paragraph) shall be deemed as the interest on the Local Debt set forth in Paragraph 1 of Article 46, and the provisions of said article and Article 47 shall be applied accordingly.

4.	Of the cost necessary to reduce the interest on the Local Debt set forth in Paragraph 1 of Article 28-2 of the Former Corporation Law, which is deemed as the interest on the Local Debt set forth in Paragraph 1 of Article 46 by operation of the provisions of the immediately preceding paragraph, the Organization shall add the amount calculated as prescribed by the Ordinance of the Ministry of Internal Affairs and Communications to the Managed Account from the General Account in each business year.
(Interim measures regarding disposition, procedures, etc.)
Article 28
The dispositions, procedures, and other acts performed under the provisions of the Former Corporation Law (excluding Article 11) shall be deemed as the dispositions, procedures, or

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other acts performed under the corresponding provisions of this Law.
(Interim measures regarding penal provisions)
Article 29
The application of the penal provisions against the acts committed prior to the enforcement of the provisions of Article 26 of Supplementary Provisions shall remain applicable.
(Delegation to Cabinet Order)
Article 30
In addition to the provisions set forth in this Supplementary Provisions, the interim measures which are necessary in relation to the enforcement of this Law shall be prescribed by the Cabinet Order.
(Partial amendment of Financial Instruments and Exchange Law)
Article 31
A part of the Financial Instruments and Exchange Law shall be amended as follows:
In Paragraph 3 of Article 65-5, the words “Japan Finance Corporation for Small and Medium Enterprises, or Japan Finance Corporation for Municipal Enterprises” shall be amended to “or Japan Finance Corporation for Small and Medium Enterprises,” the words “the Japan Finance Corporation for Small and Medium Enterprises Law” shall be amended to “or the Japan Finance Corporation for Small and Medium Enterprises Law,” and the words “or Paragraph 1 of Article 26-3 of the Japan Finance Corporation for Municipal Enterprises Law (Law No. 83 of 1957)” shall be deleted.
(Partial amendment of Local Finance Law)
Article 32
A part of the Local Finance Law shall be amended as follows:
In Article 32-2, the words “each item of Paragraph 10 of Supplementary Provisions of the Japan Finance Corporation for Municipal Enterprises Law (Law No. 83 of 1957)” shall be amended to “the Ad-hoc Local Road Improvement Project set forth in Paragraph 1 of Article 7 of

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Supplementary Provisions of the Local Municipal Enterprises, Etc. Finance Organization Law (Law No. 64 of 2007) and each item of Paragraph 2 of said article,” and the words “to Japan Finance Corporation for Municipal Enterprises” shall be amended to “to Local Municipal Enterprises, Etc. Finance Organization.”
(Partial amendment of Law Concerning Calculation of Fractions of Amounts of Claims, Obligation, Etc. of the Country of Japan, Etc. and other laws)
Article 33
The words “Japan Finance Corporation for Municipal Enterprises” shall be deleted from the following provisions of the laws:
(1)	Paragraph 1 of Article 1 of the Law Concerning Calculation of Fractions of Amounts of Claims, Obligations, Etc. of the Country of Japan, Etc. (Law No. 61 of 1950);

(2)	Item (2) of Paragraph 1 of Article 136-2 of the Public Offices Election Law (Law No. 100 of 1950);

(3)	Paragraph 1 of Article 9 of the Law Concerning the Responsibilities of Budget Execution Officers, Etc. (Law No. 172 of 1950); and

(4)	Article 24 of the Law Concerning the Special Measures for Promotion of Reconstruction of Local Finances (Law No. 195 of 1955).
(Interim measures accompanying partial amendment of the Law Concerning the Responsibilities of Budget Execution Officers, Etc.)
Article 34
With respect to the acts committed before the enforcement of the provisions of the immediately preceding article by the officers of the Corporation who is the Budget Execution Officer of the Corporation, etc., the Cashier Officer of the Corporation, etc., or the Properties Management Officer of the Corporation, etc. as stipulated in Paragraph 1 of Article 9, Paragraph 1 of Article 10, or Paragraph 1 of Article 11 of the Law Concerning the Responsibilities of Budget Execution Officer, Etc. as it existed prior to its amendment pursuant to the provisions of the immediately preceding article, the provisions of the Law Concerning the Responsibilities of Budget Execution Officer, Etc. as it existed prior to its amendment pursuant to the provisions of said article shall remain to be effective.

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(Partial amendment of Local Tax Law)
Article 35
A part of the Local Tax Law (Law No.  226 of 1950) shall be amended as follows:
The words “and the Land Development Public Corporation” in Item (3) of Paragraph 1 of Article 72-4 shall be amended to “, the Land Development Public Corporation and the Local Municipal Enterprises, Etc. Finance Organization set forth in the Local Municipal Enterprises, Etc. Finance Organization Law (Law No. 64 of 2007).”
Article 36
A part of the Local Tax Law shall be amended as follows:
The phrase “, the Japan Finance Corporation for Municipal Enterprises” in Item (3) of Paragraph 1 of Article 72-4 shall be deleted.
(Partial amendment of Law Concerning Corporation’s Budget and Settlement of Accounts)
Article 37
A part of the Law Concerning Corporation’s Budget and Settlement of Accounts shall be amended as follows:
The phrase “, the Japan Finance Corporation for Municipal Enterprises” in Article 1 shall be deleted; and
The phrase “, which shall exclude the short-term borrowing pursuant to the provisions of Article 30 of the Japan Finance Corporation for Municipal Enterprises Law (Law No. 83 of 1957)” in Item (1) of Paragraph 2 of Article 5 shall be deleted, and the words “Japan Finance Corporation for Municipal Enterprises Bonds,” in Item (2) of said paragraph shall be deleted, and the phrase “, Japan Finance Corporation for Municipal Enterprises Bonds with respect to Japan Finance Corporation for Municipal Enterprises” in Paragraph 3 of said article shall be deleted.
(Partial amendment of Administrative Litigation Law and other laws)
Article 38

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The sections in respect of Japan Finance Corporation for Municipal Enterprises shall be deleted from the tables of the laws listed below:
(1)	Attached Table of the Administrative Litigation Law (Law No. 139 of 1962);

(2)	The table of Item (1) of Attached Table 1 of the Income Tax Law (Law No. 33 of 1965);

(3)	The table of Item (1) of Attached Table 1 of the Corporation Tax Law (Law No. 34 of 1965);

(4)	Attached Table 2 of the Stamp Tax Law (Law No. 23 of 1967);

(5)	Attached Table 2 of the Registration and License Tax Law (Law No. 35 of 1967);

(6)	The table of Item (1) of Attached Table 3 of the Consumption Tax Law (Law No. 108 of 1988);

(7)	Attached Table 1 of the Law Concerning Disclosure of Information Held by Independent Administrative Institutions, Etc. (Law No. 140 of 2001); and

(8)	Attached Table of the Law Concerning the Protection of Personal Information Held by Independent Administrative Institutions, Etc. (Law No. 59 of 2003).
(Interim measures accompanying partial amendment of Administrative Litigation Law)
Article 39
As for the jurisdiction of an appeal litigation brought against the Corporation as a defendant before the enforcement of the provisions of the immediately preceding article pursuant to the provisions of the Administrative Litigation Law as it existed prior to its amendment under the provisions of said article, it shall follow the precedents.
(Interim measures accompanying partial amendment of Law Concerning the Protection of Personal Information Held by Independent Administrative Institutions, Etc.)
Article 40
1.	If the person listed below furnished without due reasons the “personal information file” stipulated in Paragraph 4 of Article 2 of the Law Concerning the Protection of Personal Information Held by Independent Administrative Institutions, Etc., as such law existed prior to its amendment pursuant to the provisions of Article 38 of Supplementary Provisions (hereinafter referred to as the “Former Independent Administrative Institutions, Etc. Personal Information Protection Law” in this paragraph and the next paragraph), which contains the matters constituting personal

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secret held by the Corporation and relates to Item (1) of said paragraph (including its whole or partial copy and its processed material) such person shall be punished by imprisonment with work for not more than 2 years or a fine of not more than 1,000,000 yen.
(1)	A person who was an officer or employee of the Corporation.

(2)	A person who was engaged in the entrusted work of a person who accepted the entrustment by the Corporation of handling the personal information stipulated in Paragraph 2 of Article 2 of the Former Independent Administrative Institutions, Etc. Personal Information Protection Law.
2.	If a person listed in each item of the immediately preceding paragraph furnished or used without authorization, with an objective to attempt to unjustly benefit himself or herself or a third person, the “personal information in possession” stipulated in Paragraph 3 of Article 2 of the Former Independent Administrative Institutions, Etc. Personal Information Protection Law held by the Corporation which the person became to know in relating to the work, such person shall be punished by imprisonment with work for not more than 1 year or a fine of not more than 500,000 yen.
3.	The provisions of the immediately preceding two paragraphs shall also apply to the person who has committed the crimes stipulated in these paragraphs outside of Japan.
(Partial amendment of the Enforcement Law Concerning Long-Term Benefit, Etc. Under the Law of Mutual Aid Associations of Local Public Employees, Etc.)
Article 41
A part of the Enforcement Law Concerning Long-Term Benefit, Etc. Under the Law of Mutual Aid Associations of Local Public Employees, Etc. (Law No. 153 of 1962) shall be amended as follows:
In Paragraph 3 of Article 96, the phrase “Japan Finance Corporation for Municipal Enterprises” shall be amended to “Local Municipal Enterprises, Etc. Finance Organization,” and add the phrase “, in respect of Local Municipal Enterprises, Etc. Finance Organization, the Japan Finance Corporation for Municipal Enterprises” following the words “or the Hanshin Expressway Public Corporation.”

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(Partial amendment of Income Tax Law)
Article 42
A part of the Income Tax Law shall be amended as follows:
Add the following next to the section for the National Association of Racing in the table of Item (1) of Attached Table 1:

Local Municipal Enterprises, Etc. Finance Organization	Japan Finance Organization for Municipal Enterprises Law (Law No. 64 of 2007)
(Partial amendment of Corporation Tax Law)
Article 43
A part of the Corporation Tax Law shall be amended as follows:
Add the following next to the section for the Inter-university Research Institutes Corporation in the table of Item (1) of Attached Table 1:

Local Municipal Enterprises, Etc. Finance Organization	Japan Finance Organization for Municipal Enterprises Law (Law No. 64 of 2007)
(Partial amendment of Stamp Tax Law)
Article 44
A part of the Stamp Tax Law shall be amended as follows:
Add the following next to the section for the Inter-university Research Institutes Corporation in Attached Table 2:

Local Municipal Enterprises, Etc. Finance Organization	Japan Finance Organization for Municipal Enterprises Law (Law No. 64 of 2007)
(Partial amendment of Registration and License Tax Law)
Article 45

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A part of the Registration and License Tax Law shall be amended as follows:
Add the following next to the section for the Inter-university Research Institutes Corporation in Attached Table 2:

Local Municipal Enterprises, Etc. Finance Organization	Japan Finance Organization for Municipal Enterprises Law (Law No. 64 of 2007)
(Partial amendment of Consumption Tax Law)
Article 46
A part of the Consumption Tax Law shall be amended as follows:
Add the following next to the section for the National Association of Racing in the table of Item (1) of Attached Table 3:

Local Municipal Enterprises, Etc. Finance Organization	Japan Finance Organization for Municipal Enterprises Law (Law No. 64 of 2007)
(Partial amendment of the Law Concerning Adjustment, Etc. of Related Laws Accompanying Enforcement of the Law Concerning General Corporate Juridical Persons and General Incorporated Foundations and the Law Concerning Recognition, Etc. of Public Corporate Juridical Persons and Public Incorporated Foundations)
Article 47
A part of the Law Concerning Adjustment, Etc. of Related Laws Accompanying Enforcement of the Law Concerning General Corporate Juridical Persons and General Incorporated Foundations and the Law Concerning Recognition, Etc. of Public Corporate Juridical Persons and Public Incorporated Foundations shall be amended as follows:
Article 212 shall be amended as follows:
Article 212           Deleted

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(TRANSLATION)
Cabinet Order for Japan Finance Organization for Municipalities Law
(Cabinet Order No. 384 of December 21, 2007)
AMENDMENT

July 4, 2008	Cabinet Order No. 219	March 31, 2009	Cabinet Order No. 102
The Cabinet hereby establishes this Cabinet Order pursuant to the provisions of Article 6, Paragraph 1, Article 13, Paragraph 1, Article 28, Paragraph 2, Item (6) and Article 40, Paragraph 6 of Japan Finance Organization for Municipalities Law (Law No. 64 of 2007).
(Businesses Stipulated by Cabinet Order, the Expenses of which are Principally Covered by Income Arising from Management of Relevant Business)
Article 1
The businesses stipulated in the Cabinet Order as set forth in Article 28, Paragraph 1, Item (2)(f) of the Japan Finance Organization for Municipalities Law (the “Law”) shall be the following businesses:
(1)	Water supply business for industrial use;

(2)	Electricity supply business;

(3)	Gas supply business;

(4)	Port development business (limited to reclamation business and the business of leasing cargo-handling machines, storage sheds, warehouses, lumberyards, and tugboats to assist the leaving shore and landing ashore);

(5)	Business of providing care for the elderly;

(6)	Market business;

(7)	Slaughterhouse business;

(8)	Tourism facilities business;

(9)	Parking space business; and

(10)	Industrial waste disposal business.
(Types of Organization Bonds)

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Article 2
1.	The Japan Finance Organization for Municipalities bonds (the “Organization Bonds”) shall be in bearer form except for the case set forth in the following item.
2.	If the Organization Bonds are issued in areas other than Japan, such Organization Bonds shall be in bearer and registered forms.
(Method of Issuance of Organization Bonds)
Article 3
The Organization Bonds shall be issued by means of an offering for subscription.
(Determination of Matters Concerning Organization Bonds for Subscription)
Article 4
Whenever the Japan Finance Organization for Municipalities (the “Organization”) intends to solicit persons to subscribe for the Organization Bonds issued by the Organization, the Organization shall determine the following matters with respect to the Organization Bonds for subscription (which means the Organization Bonds that will be allotted to the persons who subscribe for such Organization Bonds in response to such solicitation; the same shall apply hereinafter):
(1)	The total amount of the Organization Bonds for subscription;

(2)	The amount of each Organization Bond for subscription;

(3)	The interest rate for the Organization Bonds for subscription;

(4)	The method and due date for the redemption of the Organization Bonds for subscription;

(5)	The method and due date for payment of interest;

(6)	If the Organization Bond certificates are to be issued, a statement to that effect;

(7)	The amount of money to be paid in exchange for each Organization Bond for subscription;

(8)	The due date for payment of monies in exchange for the Organization Bonds for subscription;

(9)	In cases where the persons to whom the Organization Bonds for subscription will be allotted for the total amount thereof are not prescribed on or before a certain date, if

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all of the Organization Bonds for subscription are not to be issued, a statement to that effect and such certain date;

(10)	If the provisions of the Law Concerning Book-Entry Transfer of Corporate Bonds, Shares etc. (Law No. 75 of 2001; the “Book-Entry Transfer Law”) are to be applied, a statement to that effect;

(11)	If the Organization, pursuant to the provisions of Article 42 of the Law, entrusts its loan receivables for the purpose of securing the obligations under the Organization Bonds, a statement to that effect, and the name and address of the trustee of such trust and the outline of such loan receivables; and

(12)	In addition to the matters listed in each of the items above, matters prescribed by the applicable Ordinance of the Ministry of Internal Affairs and Communications.
(Offer to Subscribe for Organization Bonds for Subscription)
Article 5
1.	The Organization shall notify persons who intend to make an offer to subscribe for the Organization Bonds for subscription in response to the solicitation set forth in the immediately preceding article, of the matters listed in the following items:
(1)	The matters listed in each item of the immediately preceding article in connection with such solicitation; and

(2)	In addition to the matters listed in the immediately preceding item, the matters prescribed by the applicable Ordinance of the Ministry of Internal Affairs and Communications.
2.	A person who intends to make an offer to subscribe for the Organization Bonds for subscription in response to the solicitation set forth in the immediately preceding article shall deliver to the Organization a document specifying the following matters:
(1)	The personal or organizational name and address of the person making an offer;

(2)	The amounts of the Organization Bonds for subscription for which he/she intends to subscribe, and the number of Organization Bonds for subscription for each amount;

(3)	If such person is a person making an offer to subscribe for the Organization Bonds for subscription, which are the Organization Bonds to which the provisions of the Book-Entry Transfer Law are to be applied (the “Book-Entry Transfer Organization Bonds” in Article 7, Paragraph 2 and Article 9, Paragraph 2 below), an account

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established for such person’s own use and used to transfer such Organization Bonds.
3.	If there are changes in the matters listed in any item of Paragraph 1 of this Article, the Organization shall immediately notify the fact of such changes and the matters so changed to the persons who have made an offer as set forth in the immediately preceding paragraph (the “Offerors”).
4.	It shall be sufficient that a notice or letter of demand given by the Organization to an Offeror be sent to the address set forth in Paragraph 2, Item (2) of this Article (in cases where such Offeror notifies the Organization of a different place or contact address for the receipt of notices or demands, to such place or contact address).
5.	The notice or letter of demand set forth in the immediately preceding paragraph shall be deemed to have been received at the time when such notice or demand should normally have been received.
(Allotment of Organization Bonds for Subscription)
Article 6
1.	The Organization shall determine, from among the Offerors, the persons to whom the Organization Bonds for subscription are to be allotted, and shall also determine the amounts, and the number for each amount, of the Organization Bonds for subscription to be allotted to those persons. In this case, the Organization may reduce the number for each amount of the Organization Bonds for subscription to be allotted to such Offerors to below the number set forth in Paragraph 2, Item (2) of the immediately preceding article.
2.	The Organization shall notify the Offerors, no later than the date immediately preceding the due date set forth in Article 4, Item (8) above, of the amounts, and the number for each amount, of the Organization Bonds for subscription that are to be allotted to such Offerors.
(Special Provisions Concerning Offer to Subscribe for, and Allotment of, Organization Bonds for Subscription)
Article 7

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1.	The provisions of the preceding two (2) articles shall not apply in cases where a person who intends to subscribe for the Organization Bonds for subscription enters into a contract to subscribe for the total amount of those Organization Bonds for subscription.
2.	In the case set forth in the immediately preceding paragraph, any such person who subscribes for the total amount of the Organization Bonds for subscription that are the Book-Entry Transfer Organization Bonds shall notify the matter listed in Article 5, Paragraph 2, Item (3) above to the Organization at the time of the subscription.
(Bondholders of Organization Bonds for Subscription)
Article 8
The respective persons listed in each of the following items shall become the bondholder of the Organization Bonds for subscription set forth in the relevant item below:
(1)	An Offeror: Organization Bonds for subscription allotted by the Organization; and

(2)	A person who has subscribed for the total amount of the Organization Bonds for subscription pursuant to the contract set forth in Paragraph 1 of the immediately preceding article: Organization Bonds for subscription having been subscribed for by the person
(Register of Organization Bonds)
Article 9
1.	The Organization shall, without delay on and after the date on which the Organization Bonds are issued, prepare a register of the Organization Bonds and state the following matters in that register:
(1)	Matters determined by the applicable Ordinance of the Ministry of International Affairs and Communications as those specifying the details of the Organization Bonds, such as the matters listed in Article 4, Items (3) through (6) above (hereinafter the “Class” in this paragraph and Article 12, Paragraph 1 below);

(2)	For each Class, the total amount of the Organization Bonds and the amount of each Organization Bond;

(3)	The amount of money paid in exchange for each Organization Bond, and the date of

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the payment;

(4)	If the bond certificates of the Organization Bonds are issued, the serial numbers of the bond certificates of the Organization Bonds, the date of issuance thereof, whether the bond certificates of the Organization Bonds are in bearer form or registered form, and the number of the bond certificates of the bearer Organization Bonds; and

(5)	In addition to the matters listed in each of the preceding items, matters prescribed by the applicable Ordinance of the Ministry of Internal Affairs and Communications.
2.	It shall be specified, in the register of the Organization Bonds recording the Book-Entry Transfer Organization Bonds, to the effect that the provisions of the Book-Entry Transfer Law apply to such Organization Bonds.
(Keeping, Inspection, etc. of Register of Organization Bonds)
Article 10
1.	The Organization shall keep the register of the Organization Bonds at its principal office.
2.	The creditors of the Organization, such as the bondholders of the Organization Bonds, may make a request to inspect or copy the Register of the Organization Bonds at any time during the business hours of the Organization. In this case, the reasons for such request shall be specified.
3.	If the request set forth in the immediately preceding paragraph is made, the Organization may not refuse the request unless:
(1)	The person making such request makes the request for purposes other than those of examination concerning the securing and exercise of his/her rights;

(2)	The person making such request makes the request in order to report, to third parties for profit, facts which he/she learned by inspecting or copying the register of the Organization Bonds; or

(3)	The person making such request is a person who has reported, to third parties for profit, facts which he/she learned by inspecting or copying the register of the Organization Bonds, within the past two (2) years.
(Issuance of Bond Certificates of Organization Bonds)

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Article 11
The Organization shall, without delay on and after the date of issuance of the Organization Bonds with respect to which there is a provision to the effect that bond certificates shall be issued, issue bond certificates of such Organization Bonds.
(Matters to be Stated on Bond Certificates of Organization Bonds)
Article 12
1.	The matters listed below shall be stated on the bond certificates of the Organization Bonds, and the President and CEOshall affix his/her signature, or name and seal:
(1)	The name of the Organization;

(2)	The respective serial numbers of such bond certificates;

(3)	The respective amounts of the Organization Bonds relating to such bond certificates; and

(4)	The respective Classes of the Organization Bonds relating to such bond certificates.
2.	Coupons may be attached to the bond certificates of the Organization Bonds.
(Loss of Bond Certificates of Organization Bonds)
Article 13
1.	The bond certificates of the Organization Bonds may be invalidated pursuant to the public notification procedures under Article 142 of the Non-Contentious Cases Procedures Law (hisojiken-tetsuzuki-ho) (Law No. 14 of 1898).
2.	Persons who have lost the bond certificates of the Organization Bonds may request the re-issuing of their bond certificates only after they obtain the determination of invalidation (joken-kettei) provided for in Article 148, Paragraph 1 of the Non-Contentious Cases Procedures Law.
(Redemption of Organization Bonds in Case of Missing Coupons)
Article 14
1.	In cases where the Organization redeems an Organization Bond for which a bond

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certificate has been issued, before such Organization Bond matures, if a coupon attached to the Organization Bond (limited those coupons with respect to which such claim for interest on the Organization Bond indicated on such coupon has not fallen due) is missing, the Organization shall deduct the amount of the claim for interest on the Organization Bond indicated on such coupon from the redemption amount.

2.	The possessor of the coupon in the immediately preceding paragraph may demand at any time that the Organization pay, in exchange for the coupon, the amount that must be deducted under the provisions of that paragraph.
(Mutatis Mutandis Application of Companies Act)
Article 15
The provisions of Articles 687, 689, 692 and 701 of the Companies Act (Law No. 86 of 2005) shall apply mutatis mutandis to the Organization Bonds. In this case, the words “corporate bond certificates (shasaiken),” the words “of corporate Bonds/bonds (shasai-no)” and the words “to (such) corporate bonds (shasai-ni)” in Articles 687 and 692 of the same law shall be deemed to be replaced, respectively, with “bond certificates,” “of the Organization Bonds” and “to (such) Organization Bonds”; the words “of corporate bond certificates (shasaiken-no),” the words “for (such) corporate bond certificates (shasaiken-ni)” and the words “to the corporate Bonds/bonds (shasai-ni)” in Article 689 of the same law shall be deemed to be replaced, respectively, with “of bond certificates of the Organization Bonds,” “for (such) bond certificates” and “to the Organization Bonds”; and the words “corporate bonds (shasai)” in Article 701, Paragraph 1 of the same law shall be deemed to be replaced with “Organization Bonds”; and the words “corporate bonds (shasai)” and “Paragraph 2 of the immediately preceding article” in Paragraph 2 of the same article shall be deemed to be replaced, respectively, with the “Organization Bonds” and “Article 14, Paragraph 2 of the Cabinet Order for Japan Finance Organization for Municipal Law”.
(Special Exception in respect of Organization Bonds Issued in Areas Other than Japan)
Article 16
The issuance of the Organization Bonds issued in areas other than Japan (the “International Organization Bonds” in this Article), books concerning the International Organization Bonds and other matters concerning the International Organization Bonds may, notwithstanding the

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provisions of Article 3 through the immediately preceding article, be pursuant to the governing law for such International Organization Bonds or in accordance with the practices conducted in the issue market.

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((SUMMARY TRANSLATION)※
EXCERPTS
FROM
LAW CONCERNING SPECIAL MEASURES WITH RESPECT TO
ACCEPTANCE OF FOREIGN CAPITAL FROM INTERNATIONAL BANK FOR
RECONSTRUCTION AND DEVELOPMENT, ETC.
(Law No. 51 of July 4, 1953)
AMENDMENTS

March 31, 1965	Law No. 20	July 30, 1999	Law No. 117

March 31, 1965	Law No. 36	December 22, 1999	Law No. 160

June 2, 1976	Law No. 49	June 18, 2003	Law No. 92

December 18, 1979	Law No. 65	June 9, 2004	Law No. 102

December 25, 1984	Law No. 87	December 3, 2004	Law No. 154

December 4, 1986	Law No. 93	June 14, 2006	Law No. 66

December 5, 1997	Law No. 108	November 15, 2006	Law No. 100

April 23, 1999	Law No. 35	May 25, 2007	Law No. 58

June 11, 1999	law No. 73	June 13, 2007	Law No. 85
Article 2 (Guarantee of Obligations in Foreign Currency)
1. Notwithstanding the provisions of Article 3 of the Law Concerning Restriction on Government Financial Aid to Juridical Persons (Law No. 24 of 1946), the Government may guarantee the obligations with respect to the borrowings payable in foreign currency by any of the corporations prescribed by Cabinet Order, pursuant to the agreement for the borrowing of funds from the International Bank for Reconstruction and Development and financial institutions of foreign governments (more than half of the capital contribution to which is made by foreign governments, and those prescribed by Cabinet Order) (hereinafter referred to as “International Bank for Reconstruction and Development, etc.”) within the limit of the amount provided in the budget (in case it is difficult to determine the amount for each of the corporations, the amount equal to the aggregate amount to be guaranteed; in this case, as well as in the following paragraph, such aggregate amount.)

※	Provisions that are relevant only to other special public corporations have been omitted.

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2. Notwithstanding the provisions of Article 3 of the Law Concerning Restriction on Government Financial Aid to Juridical Persons, the Government may guarantee the obligations with respect to the bonds issued by any of the corporations enumerated below or by local governments payable in foreign currency (with respect to the bonds issued by local governments, limited to those prescribed by Cabinet Order; hereinafter referred to as the “Bonds in Foreign Currency”) within the limit of the amount provided in the budget:
(1)	Development Bank of Japan

(2)	Japan Bank for International Cooperation

(3)	and (4) Deleted

(5)	Local governments

(6)	In addition to those enumerated in each of the preceding items, from among the corporations enumerated below, those prescribed by Cabinet Order:
a.	the corporations whose budget requires resolutions of the Diet pursuant to provisions of statutes.

b.	from among the corporations organized under special laws (excluding those provided in a. above) none of whose capital investment is held by any person other than the State, the corporations provided in a. above and/or local governments, those which are permitted by special laws to issue bonds.
3. The Government may, in addition to the cases provided in the preceding paragraph, guarantee the obligations under the Bonds in Foreign Currency issued for the purpose of delivering them to the persons who have lost their Bonds in Foreign Currency.
Article 3 (Issuance of Debt Securities, etc.)
2. The corporations prescribed by Cabinet Order referred to in Article 2, Paragraph 1 and the corporations enumerated in each of the items of Article 2, Paragraph 2 may, unless otherwise provided in any other laws, entrust to foreign banks, trust companies or persons who engage in financial instruments business (which means the Financial Instruments Business provided for in Article 2, Paragraph 8 of the Financial Instruments and Exchange Act (Law No. 25 of 1948)) all or part of the business concerning the issuance and redemption of, and the payment of interest on deliverable bonds (bonds for delivery to the International Bank for Reconstruction and Development, etc. pursuant to the agreement for borrowing of foreign currency fund from such banks, hereinafter the same) or the Bonds in Foreign Currency (with respect to the Bonds in Foreign Currency, limited to those guaranteed by the Government pursuant to Article 2, Paragraph 1, 2 or 3; the same shall apply in this Paragraph) or all or part of the business concerning any other matters of deliverable bonds or the Bonds in Foreign Currency, after obtaining the approval of the competent ministers as prescribed by Cabinet Order.

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3. The competent ministers referred to in the preceding paragraph shall consult with the Minister of Finance before the approval referred to in the same paragraph.
Article 5 (Exemption from Tax with Respect to Interest, etc.)
1. No tax or any other public charges shall be imposed with respect to interest and premiums on redemption (the excess of the amount received in redemption over the issue price; hereinafter the same shall apply in this Paragraph) of deliverable bonds issued by the corporations prescribed by Cabinet Order referred to in Article 2, Paragraph 1 and relating to agreements for borrowing of funds from the International Bank for Reconstruction and Development, etc. as well as Bonds in Foreign Currency issued by any of the corporations enumerated in each of the items of Article 2, Paragraph 2 and guaranteed by the Government pursuant to the provisions of Article 2, Paragraph 2 or 3 (hereinafter referred to as the “Bonds”); provided, however, that this shall not apply to such interest or premiums on redemption received by residents provided in Article 2, Paragraph 1, Item (3) of the Income Tax Law (Law No. 33 of 1965), domestic corporations provided in Article 2, Item (3) of the Corporation Tax Law (Law No. 34 of 1965) and any other persons who are prescribed by Cabinet Order as similar thereto.
SUPPLEMENTARY PROVISIONS
2. Until otherwise determined, notwithstanding the provisions of Article 5, Paragraph 1 (excluding the proviso thereof), the imposition of income tax in connection with the interest payment on the Bonds provided for in the same Paragraph (limited to those issued outside of the jurisdiction of the Income Tax Law (Law No. 33 of 1965) (hereinafter referred to as “outside of Japan”) and whose interest payment is made outside of Japan) shall be governed by the Income Tax Law and the Act on Special Measures Concerning Taxation (Law No. 26 of 1957).

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